Exhibit 99.1

[CCFI Letterhead]

COMMUNITY CHOICE FINANCIAL INC. VOLUNTARILY DELISTS

DUBLIN, Ohio — May 11, 2012 — In compliance with the Rule 12d2-2 under the Securities Exchange Act of 1934, as amended, and Listing Rule 5840(j) of The Nasdaq Stock Market LLC (“Nasdaq”), Community Choice Financial Inc. (the “Company”) today announced that it has notified Nasdaq of its plans to file a Form 25 with the Securities and Exchange Commission to effect the voluntary delisting of its common shares, par value $0.01 per share (the “Common Shares”), from Nasdaq.

The Company is voluntarily terminating its listing and withdrawing the registration of the Common Shares because of its decision, taken together with the underwriters of the offering, to terminate the offering covered by the Registration Statement on Form S-1 (Registration No. 333-176434).

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About Community Choice Financial Inc.

Community Choice Financial Inc. is a leading retailer of financial services to unbanked and underbanked consumers through a network of 435 retail storefronts across 14 states. Community Choice Financial Inc. focuses on providing consumers with a wide range of convenient consumer financial products and services to help them manage their day-to-day financial needs including short-term consumer loans, check cashing, prepaid debit cards, money transfers, bill payments, and money orders.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical fact, are forward looking statements. You can identify such statements because they contain words such as “plans”, expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Although the forward-looking statements contained in this press release reflect management’s current beliefs based upon information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual actions, results and future events could differ materially from those anticipated or implied by such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, Community Choice Financial Inc. assumes no obligation to update or revise them to reflect new events or circumstances.